EXHIBIT 10.1

EXECUTION COPY

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of April 7, 2014 (the “Start Date”) as a three year agreement by and between Diamond Resorts Centralized Services Company, a Delaware corporation (the “Company”) and Brian Garavuso (the “Executive”), with reference to the following facts:

A.     The Company, together with its parent, Diamond Resorts International, Inc., is headquartered in Las Vegas, Nevada and is a leader in developing, operating, marketing and selling vacation ownership interests.

B.     The Company wishes to employ Executive for the position of Executive Vice President & Chief Information Officer, and Executive wishes to be employed in such position, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Position and Duties.

1.1     Executive shall be employed by the Company as Executive Vice President & Chief Information Officer and shall be responsible for global leadership of the Information Technology group, focusing on strategic development of the Company’s technology and alignment with business objectives, reporting to the President and Chief Executive Officer, and assuming and discharging such responsibilities as are commensurate with Executive’s position. Executive acknowledges that frequent travel may be necessary in carrying out his duties hereunder.

1.2     Executive shall perform his duties faithfully and to the best of his ability and shall devote his full business time and effort to the performance of his duties hereunder and shall not engage in any other business duties or business pursuits or render any services of a professional nature for pay to any entity or person without the prior written consent of the Company.

1.3     The following employees will report to Executive: All employees in the Information Technology Department on a worldwide basis.

1.4     Executive's office shall be located at the Company's Las Vegas, Nevada headquarters.

2.Term. Except as otherwise provided herein or as the parties may otherwise agree in writing, this Agreement shall be effective as of the Start Date and remain in effect for a period of three (3) years from the Start Date.

3.Compensation.

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Executive        Company

3.1     Base Salary: For all services to be rendered by Executive pursuant to this Agreement, Executive’s annual base salary will be $500,000 (Five Hundred Thousand Dollars) per year (the “Base Salary”), payable bi-weekly in accordance with the Company’s normal payroll practices. It is possible for the Executive’s Base Salary to be increased, after annual performance reviews conducted each January, based on the sole discretion of the President and Chief Executive Officer.

3.2     Annual Performance Bonus: Executive will be eligible to earn an Annual Performance Bonus based upon achievement of objectives mutually agreed upon and consistent with similarly situated executives. The target bonus award will be one hundred and forty percent (140%) of Executive's Base Salary, and the annual bonus may be in a greater amount if so determined by the Company. Any payout amount above target based on Company results exceeding goals will only be based on 50% of Executive’s Base Salary The Company agrees to pay any prior year bonus that is authorized by the President and Chief Executive Officer by January 31st of the following year, for so long as such timing is applicable to other Executive Vice Presidents of the Company.

4.Other Benefits.

4.1     Executive Health Insurance Package and General Programs. Executive shall be entitled to participate in the Executive Health Insurance Package upon Start Date, which includes 100% Medical, Dental and Vision insurance as well as 100% payment for prescription drugs for Executive, his/her spouse, and their minor children. Under the Executive Insurance Package, Executive pays no premium and has no deductible. In addition, Executive is entitled to additional benefit programs of the Company, if any, to the extent that his/her position, tenure, salary, age, health and other qualifications make him/her eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its executives at any time.

4.2     Expenses. The Company shall reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, consistent with how the Company handles expense guidelines and reimbursement for other Executive Vice Presidents, which procedure for all such executives is subject to change from time to time.

5.Termination.

5.1     Termination for Cause. The Company shall have the right at any time, exercisable immediately upon written notice subject to any available cure periods as set forth before, to terminate Executive’s employment for Cause. “Cause” shall mean (1) Executive’s negligence or willful misconduct in the performance of Executive’s obligations hereunder, (2) breach by Executive of any provision of this Agreement, (3) any felony indictment or conviction of Executive, (4) a failure of Executive to substantially perform his duties hereunder, (5) fraud, embezzlement or any other illegal or wrongful conduct by Executive upon the Company, whether prior or subsequent to the Start Date, (6) Executive’s intentional infliction of any damage of material nature to any property of the Company, (7) Executive’s use of illegal narcotics or other illegal substances, (8) Executive’s breach of Company policies or the Confidentiality and Noncompetition Agreement (the “Confidentiality Agreement”), including without limitation, sexual harassment and discrimination, and (9) Executive’s failure to comply with laws and regulations which are applicable to the Company. Any notice of termination pursuant to this Section 5.1 must be in writing, delivered to Executive in the manner set forth in

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Section 8.1, and shall specify the action or actions constituting “Cause”. In the case of a breach which is susceptible to cure, Executive shall have ten business days following Company’s delivery of written notice of termination to cure such breach. Notwithstanding the foregoing, no breach of paragraphs (3), (5), (6) or (7) above shall be subject to cure by Executive. Upon termination for Cause, Executive shall be entitled to receive (1) his Base Salary then in effect through the effective date of the termination, (2) any accrued and unpaid bonus, and (3) benefits through the effective date of the termination. No other payments or compensation of any kind will be paid.

5.2     Termination Due to Death or Disability. This Agreement shall automatically terminate upon Executive’s death. In addition, if Executive is unable to perform his duties by reason of any mental or physical disability or incapacity for a period of ninety (90) days of any one hundred eighty (180) day period, then upon compliance with applicable law (including without limitation, the Americans with Disabilities Act), the Company may terminate Executive’s employment upon ten (10) days’ written notice. In either such event, Executive will receive (1) his Base Salary then in effect through the effective date of the termination, (2) a pro rata portion of his target Annual Performance Bonus (the “Pro Rata Performance Bonus”), and (3) benefits through the effective date of the termination. No other payments or compensation of any kind will be paid.

5.3     Resignation. Executive may resign and terminate his employment at any time upon ninety (90) days written notice in which event Executive will receive the same payment as if Executive were terminated for Cause. No other payments or compensation of any kind will be paid. This Section does not apply in the event of Executive’s resignation for Good Reason, as defined in Section 5.6 below.

5.4     Termination Without Cause. The Company shall have the right, exercisable upon ten (10) days’ prior written notice, to terminate Executive’s employment under this Agreement for any reason or for no reason, at any time. If Executive is terminated without Cause pursuant to this Section 5.4, subject to (a) the Executive’s continued compliance with each provision of the Confidentiality Agreement and (b) Executive’s execution of a release of all claims against the Company (“the Release”), which shall be provided to Executive concurrent with notification of termination and which shall be returned to the Company within 30 days of receipt, Executive will be entitled to receive (1) his Base Salary then in effect to be paid in equal installments monthly for a period of twelve (12) months following the effective date of termination and (2) a payment of a pro rata portion of his target Annual Performance Bonus. Such payments shall be made in accordance with the Company’s payroll procedures. All such payments will terminate immediately upon any breach of the Confidentiality Agreement, which shall, for purposes hereof, be deemed a material breach. No other payments or compensation of any kind will be paid unless otherwise provided hereunder.

5.5     Termination Without Cause Following Change in Control. Notwithstanding the foregoing, if, within six (6) months following a Change in Control, Executive is terminated without Cause pursuant to Section 5.4, subject to (a) Executive’s continued compliance with each provision of the Confidentiality Agreement, and (b) Executive’s execution of the Release, which shall be provided to Executive concurrent with notification of termination and which shall be returned to the Company within 30 days of receipt, Executive will be entitled to receive (1) an amount equal to two (2) years’ Base Salary then in effect and (2) a payment of two (2) years’ target Annual Performance Bonus. Such amount will be payable in 12 monthly installments commencing on the first day of the month following the effective date of Executive’s termination. Such payment shall be in lieu of the payments provided under Section 5.4. All

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such payments will terminate immediately upon any breach of the Confidentiality Agreement, which shall, for purposes hereof, be deemed a material breach.

For purposes of this Section 5.5 and Section 5.6, a “Change in Control” shall mean (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of Diamond Resorts International, Inc. (“DRII”) and its subsidiaries, taken as a whole, (ii) the sale, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of the outstanding equity securities of DRII, or (iii) the merger, consolidation, recapitalization or reorganization of DRII with another Person, in each case in clauses (i) and (ii) above under circumstances in which the direct or indirect holders of the voting power of outstanding equity securities, immediately prior to such transaction, are no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly through one or more intermediaries, of more than fifty percent (50%) of the voting power of the outstanding equity securities of the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

5.6     Resignation for Good Reason Following Change in Control. Notwithstanding Section 5.3, at any time within six (6) months following a Change in Control, Executive has the right to resign and terminate his employment for Good Reason (as hereinafter defined) upon prior written notice, which notice must be delivered no later than 60 days following the events giving rise to such termination right. Upon such resignation, subject to (a) Executive’s continued compliance with each provision of the Confidentiality Agreement and (b) Executive’s execution of a release of all claims against the Company (“the Release”), which shall be provided to Executive concurrent with notification of termination and which shall by returned to the Company within 30 days of receipt, Executive will be entitled to receive (1) an amount equal to two (2) years’ Base Salary then in effect and (2) a payment of two (2) years’ target Annual Performance Bonus. Such amount will be payable in 12 monthly installments commencing on the first day of the month following the effective date of Executive’s resignation. All such payments will terminate immediately upon any breach of the Confidentiality Agreement, which shall, for purposes hereof, be deemed a material breach.

(i) A resignation shall be deemed to be for “Good Reason” if: (A) it follows a material reduction of Executive’s duties and responsibilities, which reduction is not cured within thirty (30) days of the receipt by the Company of written notice by Employee stating the nature of such breach; (B) it follows Executive’s being required to relocate the office from which he performs his responsibilities to an office that is located more than 50 miles outside of Las Vegas, Nevada; (C) it follows a material breach of this Agreement (which shall include, without limitation, a reduction in Executive’s then-effective Base Salary or target Annual Performance Bonus opportunity) by the Company which is not curable, or if curable, is not cured within thirty (30) days of the receipt by the Company of written notice by Executive stating the nature of such breach; or (D) if, as of the effective date of the Change in Control, the remaining term of this Agreement (as such may have been amended or extended) is less than one (1) year, it follows the refusal of the Company (or any successor thereto) to enter into either an extension of this Agreement or a new employment agreement with Executive that provides for an employment term of at least one (1) additional year and provides for Executive’s employment on substantially identical terms and conditions (including compensation and benefits) as contained in this Agreement.

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Executive        Company

6.Indemnification. Notwithstanding the foregoing, the Executive will be entitled to indemnification for all claims to the full extent permitted by Company by-laws and applicable law.

7.Advice of Counsel. Executive acknowledges that he has had the opportunity to be represented by counsel in the negotiation of this Agreement and is fully aware of his rights and obligations under this Agreement.

8.Successors.

8.1     Company’s Successors. This Agreement shall be assigned by the Company to any corporation or other business entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumes the Company’s obligations under this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon any such successor to the business of the Company. Successor’s failure to accept the Agreement shall constitute a breach of the Agreement.

8.2     Executive’s Successors. Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.

9.Notice.

9.1     Manner. Any notice required or permitted by this agreement shall be in English and shall be forwarded to the parties by certified mail, return receipt requested, by personal delivery service, or by facsimile, so long as there is evidence of receipt by the other party, under local law, at the following addresses, or at any subsequent addresses given by the parties:

If to Employee:             Brian Garavuso
                        8725 Newport Isle Court
                        Las Vegas, Nevada 89117
Telephone: (239) 470-5600

If to Company:             Diamond Resorts Centralized Services Company
                        c/o Diamond Resorts Management, Inc.
                        10600 West Charleston Blvd
                        Las Vegas, Nevada 89135
                        Attention: David F. Palmer
                        Tel: (702) 823-7400

Any changes in the above addresses for notice shall be provided to the party to this Agreement pursuant to the above terms within ten (10) days of such change.

9.2     Effectiveness. Any notice or other communication required or permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the business day after the day on which such notice was mailed in accordance with Section 8.1.

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Executive        Company

10.Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the state of Nevada and venue shall be in Clark County, Nevada. The Company and Executive each hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

11.Arbitration. Any dispute between the parties to this Agreement shall be governed by the provisions of Exhibit B: Arbitration Procedure, which exhibit is incorporated herein by this reference, provided that the Company may seek injunctive or equitable relief from any court of competent jurisdiction, as provided in the Confidentiality Agreement.

12.Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

13.Confidentiality. Executive acknowledges that he concurrently is executing the Confidentiality and Noncompetition Agreement in a form attached hereto as Exhibit A attached hereto and incorporated by this reference.

14.Integration. This Agreement, the Confidentiality Agreement and any associated indemnification agreements represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

15.Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

16. 409 A Compliance. It is intended that any amounts payable under this Agreement and the Company’s and the Executive’s exercise of authority or discretion hereunder shall comply with and avoid the imputation of any tax, penalty, or interest under Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively, the “Nonqualified Deferred Compensation Rules”). This Agreement shall be construed and interpreted consistent with that intent.

In no event shall any payment under this Agreement be made by the Company (prior to the termination of this Agreement) unless such payment would be classified as a payment upon “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules.

To the extent that any reimbursements pursuant to Section 4.2 are taxable to the Executive, any reimbursement payment due to the Executive pursuant to such provision shall be paid to the Executive on or before the last day of the Executive’s taxable year following the taxable year in which the related expense was incurred. The Executive agrees to provide prompt notice to the

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Company of any such expenses (and any other documentation that the Company may reasonably require to substantiate such expenses) in order to facilitate the Company’s timely reimbursement of the same. The reimbursements and benefits pursuant to Section 4.1 and 4.2 are not subject to liquidation or exchange for another benefit and the amount of such reimbursements and benefits that the Executive receives in one taxable year shall not affect the amount of such reimbursements or benefits that the Executive receives in any other taxable year.

17.Counterparts and Facsimile. This Agreement may be executed in counterparts and by facsimile.

Executive has read this Agreement carefully and understands and accepts the obligations which it imposes upon Executive without reservation. No other promises or representations have been made to Executive to induce Executive to sign this Agreement. Executive is signing this Agreement voluntarily and freely.

EXECUTIVE

_/s/ Brian Garavuso_________________________________
Brian Garavuso

COMPANY

Diamond Resorts Centralized Services Company

By: _/s/ Howard Lanznar_____________________________
Printed Name: Howard Lanznar
Title: EVP & Chief Administrative Officer

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Executive        Company

Exhibit A
Confidentiality and Non-Competition Agreement

We are pleased that you have decided to continue to serve as an employee of Diamond Resorts Centralized Services Company (the “Company”). We are concurrently executing an Employment Agreement with you. As a condition to our offering you the Employment Agreement and to ensure that you understand and agree with some of our more important policies, we have described them in this Agreement. Please read this Agreement carefully and then sign the last page if you understand and agree to it. This is a binding contract.

1.     Confidentiality. You acknowledge that, in the course of performing your responsibilities under this Agreement, you will form relationships and become acquainted with Confidential Information. As an employee, you will have access to much of our confidential information. By way of example, our confidential information includes information about the Company’s business, independent contractor relationships, contracts, client relationships, potential customers, existing customer names, phone numbers and addresses, Company manuals, sales techniques, registration cards, books, records, letters, forms, customer relationships, marketing information, business plans, financial data, bank information, forecasts, strategies, and information about (or acquired from) our business partners. We agree that the existence and negotiation of your employment agreement, and any non-public information exchanged in connection therewith, is confidential. Please note that this is not an exhaustive list of our confidential information, and you agree to consult with us in advance if there is any question regarding the confidential nature of any information. You agree to keep this information strictly confidential. You may not use or disclose any of it for any purpose other than as necessary for Company business. Furthermore, you agree that if you leave our employ you will continue to treat that information as confidential, and will return all documents and computer discs and files containing that information to us.
2.     Inventions. We invest significant time and financial resources in the development of our business. In recognition of this investment, you hereby irrevocably assign to us all interest in any inventions, discoveries, developments, improvements and innovations, whether or not patentable (“Inventions”) which you help develop during your employment with us. If requested by us, you will execute specific assignments and other documents helpful or necessary to evidence our ownership of such inventions and assist us in obtaining or defending patents for such inventions. You will promptly disclose in writing to us any inventions you help develop during your employment with us regardless of whether you believe such inventions will be the property of the Company. We agree to treat such disclosures in confidence.
3.     Covenant Not to Compete. You agree that our Confidential Information is valuable to us, and the restrictions on your future employment contained in this Agreement are reasonably necessary in order for us to remain competitive in our business. You agree that during the course of your employment with the Company you have learned and will learn trade secrets and valuable confidential information of the Company, have developed and will develop substantial business relationships with specific customers and prospective customers or clients of the Company and entities doing business with the Company, including homeowners associations, and have developed and will develop goodwill on behalf of the Company in every geographic area in which the Company owns or manages properties or has plans to do so. You have participated and will participate in specialized training on behalf of the Company. In consideration of our execution of the Employment Agreement and the compensation payable to you under the Employment Agreement, and in recognition of our heightened need for protection

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from abuse of relationships formed or Confidential Information garnered, you covenant and agree that during the term of your employment agreement and for one (1) year after termination (excluding your termination without Cause as defined therein), you will not directly or indirectly engage in the business of the Company, which shall include without limitation, timesharing, club or affiliates that (i) operate a timeshare, interval, points membership or vacation membership resort or (ii) have a marketing or sales office that engages in the business of the Company.

You further agree that for a period of two (2) years following your separation from the Company, you shall not directly or indirectly, whether for pay or otherwise, alone or with or on behalf of others, (a) solicit or contact for the purpose of providing, or provide (regardless of whether you engaged in solicitations) business services of the same type provided by the Company to any homeowners association with which you have conducted business or with which you have sought to do business on behalf of the Company; (b) divert or attempt to divert any homeowners association with which you have conducted business or attempted to conduct business on behalf of the Company to enter into business relationships with any individuals or entities of the same or similar type as the relationships with which they have conducted with the Company during your employment with the Company; (c) assist, encourage, or induce any homeowners association with which you have dealt on behalf of the Company during your employment with the Company to terminate or reduce its business relationship with the Company; (d) solicit or contact any members, prospective purchasers, guests and customers of the Company to reduce or terminate their relationship with the Company or to enter into relationships with individuals or entities performing or offering services in competition with the Company; (e) provide services to any prospective purchasers, guests and customers of the Company in competition with the Company; (f) solicit, recruit, or hire (whether as a consultant, employee, or independent contractor) any individual who is or who was in the six (6) months preceding the solicitation, recruitment, or hiring, a team member/employee of the Company; (g) assist other individuals or entities to do the acts set forth in this Section. It shall not be a defense to a claim of breach of this provision that any homeowners association, owner, prospective purchaser, or customer first contacted you to seek your services. These restrictions shall apply in any jurisdiction and location in which the Company currently conducts or has active plans to conduct business.

Further, following your separation, you agree that you shall not use or disclose any confidential information or trade secrets of the Company without written authorization of the Company or as required by law and shall not make false or defamatory statements regarding the Company, its business, and its officers, directors and employees. To the extent that you have any questions as to whether any of these restrictions apply to any specific employment or business opportunity you wish to consider you shall contact the President and Chief Executive Officer in writing setting forth the activities in which you wish to engage and seeking a determination of whether the Company views such proposed activities as being prohibited by this Agreement. You agree that these prohibitions do not prohibit you from earning a living subject to the obligations contained in this Agreement.

4.     Agreements with Former Employers. You represent and warrant to the Company that:

(a)
The performance by you of the obligations under this Agreement will not breach any agreement to keep in confidence proprietary information acquired by you in confidence or in trust prior to your employment by the Company,

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and during your employment by the Company you will not breach any obligation of confidentiality that you may have to any former employer.

(b)
You have not brought and will not bring to the Company or use in the performance of your duties at the Company any materials or documents of a former employer that are not generally available to the public or otherwise subject to a duty of confidentiality, unless you have obtained express written authorization from the former employer for their possession and use and delivered a copy of such authorization to the Company.

5.     No Recruiting of Employees, Customers or Business Partners. To meet the demands of our business, we invest a lot of time and resources in hiring and training quality employees, and in finding and building relationships with our customers and business partners. In recognition of our investment, you agree that while you are employed by us and for one (1) year after that:

(a)
You will not directly or indirectly induce or attempt to induce any person then engaged or employed part-time or full-time by the Company, whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of the Company or to cease providing or otherwise alter the services then provided to the Company.

(b)	You will not directly or indirectly induce or attempt to induce any customer or business partner of the Company to cease doing business with the Company.

6.     Duty to Inform Subsequent Employer. You agree that, if you are no longer employed by us, you will inform any subsequent employer (or client if you engage in consulting work) that you are a party to this Agreement and if requested will provide a copy of this Agreement to such subsequent employer or client.
7.     Records. Because of the need for confidentiality, we must maintain tight controls over our business records. Business records are those documents whose primary purpose is to record the actions of the Company, including marketing and financial matters. Therefore, you agree not to remove any business records (whether in written or electronic form) from our premises without the prior written consent of our President and Chief Executive Officer. Notwithstanding the foregoing, you may remove business records from Company premises to the extent necessary to carry out your responsibilities under the Employment Agreement. Such documents shall be returned to the premises immediately once they are no longer necessary. All documents must immediately be returned to the Company upon termination of employment.
8.     Company Property. You agree that if you leave our employ you will promptly return any Company property in your possession wherever it may be located. You also agree to cooperate with and follow the instructions of the Company and to permit access to professionals retained by the Company for assistance in removing any digital copies of Company documents from the hard drives of computers or electronic data digital storage devices that you use, including flash drives, external hard drives, Personal Data Assistants, cell phones, tablet computers, and other devices. If you do not promptly return such property, we may exercise all of our legal remedies to recover such property, and you agree to reimburse us for all expenses (including attorneys’ fees and court costs) incurred in connection with the attempt to recover such property.

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9.     Communication with the Public. Under all circumstances, communications with anyone from the media should be strictly limited (other than to say that a call will be referred to the appropriate person within the Company). Only persons authorized by the President and Chief Executive Officer of the Company shall be entitled to speak with the press on any subject.
10.     Injunctive Relief of Breaches. I understand that any failure by me to perform my duties, obligations and agreements in this document could result in irreparable injury to the Company. We both agree that damages would be an inadequate remedy for the Company in the event of breach or threatened breach of this Agreement. Accordingly, you agree in advance that in addition to the remedies otherwise available to the Company at law, the Company is entitled to receive restraining orders and/or injunctive relief without bond from courts of competent jurisdiction to enforce any of those duties, obligations or agreements.
11.     Arbitration. All disputes in connection with or arising out of this Agreement shall be subject to the arbitration provisions attached hereto as Exhibit B, which exhibit is incorporated herein by this reference. The only exception is that either you or we may seek injunctive relieve from any court having jurisdiction. Both parties consent to exclusive jurisdiction in Clark County, Nevada.
12.     Severability. If any portion of this Agreement is invalid or unenforceable, or if this Agreement is invalid or unenforceable in any particular circumstance, that fact shall not affect the validity or enforceability of any other provision of this Agreement or its application in any other circumstance.

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13.     Governing Law. Our respective rights and liabilities under this Agreement shall be governed by the laws of the State of Nevada, regardless of the choice of law provisions of Nevada or any other jurisdiction.

Diamond Resorts Centralized Services Company
Date: ________________________        ________________________________
By:
Its:

I HAVE CAREFULLY READ AND CONSIDERED THE TERMS OF THIS AGREEMENT. I HAVE ASKED ANY QUESTIONS ABOUT THEM WHICH I MIGHT HAVE HAD AND UNDERSTAND THEIR IMPLICATIONS. I ALSO UNDERSTAND THAT ANY CHANGES IN THIS AGREEMENT MUST BE IN WRITING AND SIGNED BY THE COMPANY’S PRESIDENT AND CHIEF EXECUTIVE OFFICER.

Date: ________________________     ________________________________
Brian Garavuso

DO NOT SIGN THIS AGREEMENT UNLESS YOU UNDERSTAND AND AGREE
TO ALL OF ITS TERMS. THIS AGREEMENT CONTAINS AN ARBITRATION CLAUSE.

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Exhibit B
ARBITRATION PROCEDURE

Notice of Claim. A party asserting a claim (the “Claimant”) shall deliver written notice to each party against whom the claim is asserted (collectively, the “Opposing Party”), specifying the nature of the claim and requesting a meeting to resolve same. In the case where a claim arises from a specific matter or event, the notice must be given within thirty (30) calendar days after the Claimant first becomes aware of such matter or event or the claim is forever waived. If no resolution is reached within twenty (20) business days after delivery of such notice, the Claimant may, within twenty-five business days after giving such notice, submit the matter to mediation through the Judicial Arbitration and Mediation Services (“JAMS”) office in Las Vegas, Nevada. Failure to invoke mediation within such twenty five (25) business day period shall constitute a waiver of any right to relief for such claim. If such mediation is unsuccessful, then no later than twenty-five (25) business days following the mediation, the Claimant may invoke the arbitration procedure provided herein by delivering to each Opposing Party a Notice of Arbitration, which shall specify the claim as to which arbitration is sought, the nature of the claim, the basis for the claim, and the nature and amount of any damages or other compensation or relief sought and designate the Claimant’s proposed arbitrator. Each party agrees that no punitive damages may be sought or recovered in any arbitration, judicial proceeding or otherwise. Failure to file a Notice of Arbitration within twenty-five (25) business days shall constitute a waiver of any right to relief for the matters asserted in the notice of claim.

Selection of Arbitrator. Within ten (10) calendar days after receipt of the Notice of Arbitration, the Opposing Party shall designate its proposed arbitrator and the two designated arbitrators shall designate a third arbitrator within ten (10) calendar days after the designation of the second arbitrator. Should the two arbitrators be unable to designate a third arbitrator within such ten (10) day period they shall request the JAMS office in Las Vegas, Nevada to designate a list of five (5) arbitrators. The third arbitrator shall be selected from such list by the mutual strike method. All arbitrators shall be experienced in the area of dispute and not have an ongoing business relationship with any of the parties to the dispute.

Arbitration Procedure. The following procedures shall govern the conduct of any arbitration. All procedural matters relating to the conduct of the arbitration other than those specified below shall be discussed among counsel for the parties and the arbitrators. Subject to any agreement of the parties, the arbitrators shall determine all procedural matters not specified herein.

Within thirty (30) calendar days of the service of a Notice of Arbitration, each party shall afford the other, or its counsel, with reasonable access to documents relating directly to the issues raised in the Notice of Arbitration. All documents produced and all copies thereof shall be maintained as strictly confidential, shall be used for no purpose other than the arbitration hereunder, and shall be returned to the producing party upon completion of the arbitration; provided, however, no party shall have an obligation hereunder to keep confidential any matter if and to the extent disclosure thereof is required by applicable law, regulation, court order, fiduciary duty, existing contractual obligation, or accounting rule or custom, as determined by legal counsel or accountants to such party, as applicable. There shall be no other discovery, it being the expressed intention and agreement of each party to have the arbitration proceedings conducted and resolved as expeditiously, economically and fairly as reasonably practicable, and with the maximum degree of confidentiality.

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All written communications regarding the proceeding sent to the arbitrators shall be sent simultaneously to each party or its counsel. Oral communications between any of the parties or their counsel and the arbitrators shall be conducted only when all parties or their counsel are present and participating in the conversation.

Within twenty (20) calendar days of selection of the third arbitrator, the Claimant shall submit to the arbitrator a copy of the Notice of Arbitration, along with a supporting memorandum and any exhibits or other documents supporting the claim.

Within twenty (20) calendar days of receipt of the Claimant’s submission, the Opposing Party shall submit to the arbitrators a memorandum supporting its position and any exhibits or other supporting documents.

Within twenty (20) calendar days of receipt of this Opposing Party’s response, the Claimant may submit to the arbitrators a reply to the Opposing Party’s response, or notification that no reply is forthcoming.

Within ten (10) calendar days of the latest submission as provided above, the arbitrators shall notify the parties of the date of the hearing on the issues raised by the claim. Scheduling of the hearing shall be within the sole discretion of the arbitrators, but in no event more than thirty (30) calendar days after the last submission by the parties, and shall take place in Las Vegas, Nevada, or such other place as is mutually agreed. Both parties shall be granted substantially equal time to present evidence at the hearing. The hearing shall not exceed one (1) business day, except for good cause shown.

Within thirty (30) calendar days of the conclusion of the hearing, the arbitrators shall issue a written decision to be delivered to both parties (the “Final Determination”). The Final Determination shall address each issue disputed by the parties, state the arbitrators’ findings and reasons therefore, and state the nature and amount of any damages, compensation or other relief awarded.

The award rendered by the arbitrators shall be final and non-appealable and judgment may be entered upon it in accordance with applicable law in such court as has jurisdiction thereof.

In connection with each arbitration hereunder, the arbitrators shall be bound by the terms of the applicable contracts and the applicable law in making their determinations and shall have no power to vary from the same. In addition, if the issues being arbitrated include issues of law, the parties agree that the arbitrators shall be lawyers.

Costs of Arbitration. The costs and expenses of the arbitration, including the arbitrator’s fees shall be paid by the non-prevailing party, as determined by the arbitrators as part of the Final Determination. In the event the arbitrators are unable to identify the prevailing party as part of the Final Determination, the arbitrators shall allocate the costs and expenses of the arbitration, including the arbitrators’ fees, in their sole discretion.

Satisfaction of Award. If any party fails to pay the amount of the award, if any, assessed against it within thirty (30) calendar days of the delivery to such party of the Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime lending rate announced by Citibank N.A., plus three percent (3%) and (ii) the maximum rate permitted by applicable usury laws. In addition, such party shall promptly reimburse the other

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party for any and all costs or expenses of any nature or kind whatsoever (including attorneys’ fees) incurred in seeking to collect such award or to enforce any Final Determination.

Confidentiality of Proceedings. The parties hereto agree that all of the mediation and arbitration proceedings provided for herein, including any notice of claim, the Notice of Arbitration, the submissions of the parties, and the Final Determination issued by the arbitrators, shall be confidential and that no such party shall disclose such confidential information; provided, however, no party shall have an obligation hereunder to keep confidential any matter if and to the extent disclosure thereof is required by applicable law, regulation, court order, fiduciary duty, existing contractual obligation, or accounting rule or custom, as determined by legal counsel or accountants to such party, as applicable; provided, further, that this provision shall not prevent the party prevailing in the arbitration from submitting the Final Determination to a court for the purpose of enforcing the award, subject to comparable confidentiality provisions if the court agrees.

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